Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement (the “Amendment”) is made and entered into as of this 20th day of December 2004 by and between Exelon Corporation, a Pennsylvania corporation (the “Company”), and John W. Rowe (the “Executive”) as an amendment to the Amended and Restated Employment Agreement between the Company and the Executive, dated as of November 26, 2001 (the “Agreement”).

     WHEREAS, in connection with the transactions contemplated by the Agreement and Plan of Merger between Public Service Enterprise Group Incorporated and the Company dated as of the date hereof (the “Merger Agreement”), as of the Effective Time (as defined in the Merger Agreement), the Executive will continue to serve as the President and Chief Executive Officer of the Company and Mr. E. James Ferland will be appointed as the Chairman of the Board of the Company, in each case on the terms and conditions set forth in the Amended and Restated By-laws of the Company set forth as an exhibit to the Merger Agreement.

     WHEREAS, the Executive has agreed to such change in his position with the Company.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereby amend the Agreement as set forth herein.

     1. Section 1.25 of the Agreement is hereby amended by adding the following at the end thereof:

Notwithstanding anything to the contrary herein, as of the Effective Time of the Merger, as such terms are defined in the Agreement and Plan of Merger between Public Service Enterprise Group Incorporated, a New Jersey corporation, and the Company dated as of December 20, 2004 (the “PSEG Merger Agreement”), the Executive shall continue to serve as the President and Chief Executive Officer of the Company and Mr. E. James Ferland will be appointed as the Chairman of the Company Board, in each case on the terms and conditions set forth in the Amended and Restated By-laws of the Company set forth as an exhibit to the PSEG Merger Agreement. Such change in the Executive’s position and Mr. Ferland’s appointment as Chairman of the Company Board shall not constitute “Good Reason” or a “Failure to Appoint or Elect” pursuant to this Section 1.25; provided that the Executive is reappointed to the office of Chairman of the Company Board as of the earlier of (i) April 1, 2007 and (ii) the date that Mr. Ferland ceases to serve as Chairman of the Company Board.

     2. Section 2.1 of the Agreement is hereby amended by adding the following at the end thereof:

Notwithstanding anything to the contrary herein, as of the Effective Time of the Merger, as such terms are defined in the PSEG Merger Agreement, the Executive shall continue to serve as the President and Chief Executive Officer of the Company and Mr. Ferland will be appointed as the Chairman of the Company Board, in each case on the terms and conditions set forth in the Amended and Restated By-laws of the Company set forth as an exhibit to the PSEG Merger Agreement.

     3. Except as set forth herein, this Amendment shall not amend or waive any other term, covenant or condition of the Agreement.

     4. This Amendment shall become effective immediately, provided, however, that if the Merger Agreement shall terminate without the consummation of the transactions contemplated thereby, then (i) this Amendment shall automatically terminate at the same time, (ii) each party’s obligations hereunder shall automatically cease to be of any effect and (iii) the Agreement shall remain in effect as if it had not been amended by this Amendment.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized representative and the Executive has signed this Amendment as of the day and year first above written.

EXELON CORPORATION
By:	/s/ Randall E. Mehrberg
	Name:	Randall E. Mehrberg
	Title:	Executive Vice President & General Counsel

/s/ John W.Rowe
John W. Rowe

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